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                                                                      EXHIBIT 12

                               JO-ANN STORES, INC.
                       Ratio of Earnings to Fixed Charges

                                                                             FISCAL YEAR ENDED
                                                 ---------------------------------------------------------------------------
                                                  JANUARY 30,    JANUARY 29,    FEBRUARY 3,     FEBRUARY 2,    FEBRUARY 1,
                                                     1999           2000            2001           2002           2003
                                                 -------------- -------------- --------------- -------------- --------------
  Earnings:
     Income (loss) before income taxes           $    22.0       $   41.2        $ (11.4)        $ (23.1)        $ 72.5
     Interest Expense                                 12.5           26.2           29.0            32.7           26.0
     Portion of occupancy expense
     deemed representative of interest(1)             30.9           34.4           37.0            38.6           39.1
                                                 -------------- -------------- --------------- -------------- --------------
  Total Earnings                                  $   65.4        $ 101.8       $   54.6        $   48.2      $   137.6
                                                 ============== ============== =============== ============== ==============
  Fixed Charges:
     Interest Expense                             $   12.5       $   26.2       $   29.0        $   32.7       $   26.0
     Portion of occupancy expense
     deemed representative of interest (1)            30.9           34.4           37.0            38.6           39.1
                                                 -------------- -------------- --------------- -------------- --------------
  Total Fixed Charges                             $   43.4       $   60.6      $    66.0       $    71.3      $    65.1
                                                 ============== ============== =============== ============== ==============
  Ratio of Earnings to Fixed Charges                   1.5x           1.7x           0.8x            0.7x           2.1x
                                                 ============== ============== =============== ============== ==============

    (1) Represents 33% of fixed rental charges.